Exhibit 5.2

June 2, 2020

AudioCodes Ltd.

1 Hayarden Street, Airport City

Lod 7019900, Israel

Ladies and Gentlemen:

We have acted as counsel to AudioCodes Ltd., a company organized under the laws of the State of Israel (the “Company”), with respect to certain legal matters in connection with the Company’s registration pursuant to an automatic shelf registration statement on Form F-3 (such registration statement, as it may be amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) ordinary shares of the Company, nominal value NIS 0.01 per share (the “Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (the “Warrants”); (iii) senior and subordinated debt securities (respectively, the “Senior Debt Securities” and “Subordinated Debt Securities”, and collectively the “Debt Securities”), that may, in the case of both Senior Debt Securities and Subordinated Debt Securities, be issued, in one or more series, pursuant to indentures, the forms of which are filed as exhibits to the Registration Statement (respectively, as each may be amended, the “Senior Debt Securities Indenture” and “Subordinated Debt Securities Indenture”), and resolutions of the Board of Directors of the Company or one or more indentures supplemental thereto (the “Supplemental Documents”), in each case on terms to be determined at the time of offering by the Company; and (iv) units comprised of Ordinary Shares, Warrants or Debt Securities, in any combination. The Ordinary Shares, Warrants, Debt Securities and Units are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each, a “Prospectus Supplement”) to the base prospectus (the “Base Prospectus”) contained in the Registration Statement.

We have examined such records of the Company, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion letter. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

In addition, in connection with rendering the opinions set forth below, we have assumed that (i) the Memorandum and Articles of Association of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein; (ii) at the time of offer, issuance and sale of any Debt Securities (including Debt Securities comprising a part of Units, in the case

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of all references to Debt Securities below), the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Debt Securities offered thereby; (iv) all Debt Securities will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, as applicable; (v) the Senior Debt Securities Indenture or Subordinated Debt Securities Indenture, as applicable, and any supplemental indentures thereto relating to the Debt Securities then being offered will be duly authorized, executed and delivered by the parties thereto and such Debt Securities will have been validly executed and delivered by the Company and validly executed, delivered and authenticated by an authorized officer of the Company; (vi) each person signing the Senior Debt Securities Indenture or Subordinated Debt Securities Indenture, as applicable, and any supplemental indenture thereto will have the legal capacity and authority to do so; (vii) a definitive purchase, sales, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the Debt Securities will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, such definitive agreement; and (viii) any Securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) the terms of the Debt Securities will conform to the forms thereof contained in the Senior Debt Securities Indenture or Subordinated Debt Securities Indenture, as applicable, and will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (x) the Company will authorize the offering and issuance of the Debt Securities and authorize, approve and establish the final terms and conditions thereof, and will take any other appropriate additional corporate action, and the Debt Securities will be validly issued by the Company under the laws of the State of Israel.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when (i) the Senior Debt Securities Indenture or the Subordinated Debt Securities Indenture, as applicable, and any supplemental indenture thereto relating to the Debt Securities have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities; (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Debt Securities Indenture or Subordinated Debt Securities Indenture, as applicable, and the applicable Supplemental Documents so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Debt Securities Indenture or the Subordinated Debt Securities Indenture, as applicable, and the applicable Supplemental Documents, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company, such Debt

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Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinion concerning (a) the validity or enforceability of any provisions contained in the Senior Debt Securities Indenture, the Subordinated Debt Securities Indenture or any Supplemental Documents that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (b) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers be in writing; or (c) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of New York and applicable federal laws of the United States of America (in each case in effect as of the date hereof) and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Base Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving AudioCodes Ltd. such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Norton Rose Fulbright US LLP
Norton Rose Fulbright US LLP